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                                                                   Exhibit 10.12

                              TRANSACTION AGREEMENT

                                 TEJON INTERESTS

                                       AND

                               DEVELOPER INTERESTS

                                 April 30, 1999
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                                TABLE OF CONTENTS

                                                                            Page

Section 1. Project Period....................................................2

Section 2. Obligations of the Developer Interests............................2

     2.1   Preparation of the Project AFC....................................2

     2.2   ECT Guarantee of Certain Obligations of PEF.......................2

     2.3   Nature of Obligations.............................................3

Section 3. Obligations of the Tejon Interests................................3

Section 3. Obligations of the Tejon Interests During the Project Period......3

     3.1   Apolitical Support................................................3

     3.2   Third Party Real Estate Support...................................3

     3.3   Marketing Support.................................................4

     3.4   Transaction Agreement Modifications...............................4

     3.5   ECT Guarantee of Certain Obligations of PEF.......................4

     3.6   Nature of Obligations.............................................4

Section 4. Joint Obligations of the Parties During the Project Period........5

     4.1   Labor Issues......................................................5

     4.2   Monthly Meetings..................................................5

     4.3   Public Disclosure Obligations.....................................5

     4.4   Legal Opinions....................................................5

     5.1   Exclusivity.......................................................6

           (a) Other Projects................................................6

           (b) Other Facilities..............................................6

           (c) Obligations of Tejon Interests................................6

     5.2   Control of Project Activities.....................................6

     5.3   CEC Proceedings...................................................7

     5.4   Contracts, Permits, Etc...........................................7

     5.5   Scheduling; Deployment and Marketing..............................7

     5.6   Changes...........................................................7

     5.7   Project Financing.................................................7
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                                TABLE OF CONTENTS
                                                                            Page

Section 6. Transfer of Project-Related Assets................................7

     6.1   Tejon Project Assets..............................................7

Section 7. Rights of the Tejon Interests Upon Option Termination.............8

     7.1   Reversion of Development Rights...................................8

           (a) Option Termination Date.......................................8

           (b) Subsequent Development........................................8

     7.2   Transfer of Membership Interest...................................8

           (a) To Ranchcorp..................................................8

           (b) PEF Project Assets............................................9

           (c) Assumption of Obligations.....................................9

           (c) Payment by the Tejon Interests................................9

     7.3   Subsequent Payment by the Tejon Interests........................10

     7.4   Acknowledgment...................................................10

Section 8. Representations and Warranties...................................10

     8.1   Developer Interests..............................................10

           (a) Organization.................................................10

           (b) Authority....................................................10

           (c) No Violation.................................................10

           (d) Authorizations and Consents..................................11

           (e) Litigation and Claims........................................11

     8.2   Indemnity........................................................11

     8.3   Tejon Interests..................................................11

           (a) Organization.................................................11

           (b) Authority....................................................11

           (c) No Violation.................................................11

           (d) Authorizations and Consents..................................11

           (e) Litigation and Claims........................................12

     8.4   Indemnity........................................................12


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                                TABLE OF CONTENTS
                                                                            Page

Section 9.  Confidentiality..................................................12

Section 10. Force Majeure ...................................................12

     10.1   Suspension of Performance........................................12

Section 11. Assignment ......................................................12

     11.1   Outright Assignments by the Tejon Interests......................12

     11.2   Assignments by the Tejon Interests for Purposes of
            Collateral Security..............................................12

     11.3   Assignments by the Developer Interests--Outright.................13

            (a) In General...................................................13

            (b) Project Agreements...........................................13

            (c) Qualified Persons............................................13

     11.4   Assignments by the Tejon Interests for Purposes of
            Collateral Security..............................................13

     11.5   Related Definitions..............................................13

     11.6   Effect of Assignments............................................14

     12.0   Dispute Resolution...............................................15

     12.0   Arbitration of Disputes..........................................16

     12.0   Other Disputes; Venue............................................17

Section 13 .Acknowledgments of the Parties ..................................17

     13.1   Acknowledgments of the Developer Interests.......................17

            (a) No Reliance..................................................17

            (b) Limited Duties...............................................18

            (c) No Such Relationships........................................18

     13.2   Acknowledgments of the Tejon Interests...........................18

            (a) No Reliance..................................................18

            (b) Limited Duties...............................................19

            (c) No Such Relationships........................................19

Section 14  Miscellaneous ...................................................19

     14.1   No Brokers, Finders, Etc.........................................19

     14.2   Expenses.........................................................19

     14.3   Complete Agreement; Waiver and Modification, Etc.................19

     14.4   Setoff...........................................................20


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                                TABLE OF CONTENTS

                                                                            Page

     14.5  Communications...................................................20

     14.6  Law Governing....................................................21

     14.7  Headings; References;............................................21

     14.8  Successors and Assigns...........................................21

     14.9  Severability.....................................................21

     14.10 Survival of Representations and Warranties.......................21

     14.11 Further Assurances...............................................21

     14.12 Statutory Filings................................................22

     14.13 Counterparts; Separate Signature Pages...........................22

     14.14 Guarantee Provisions.............................................22

Section 15 Glossary ........................................................22


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      This Transaction Agreement is made and entered into in Los Angeles,
California as of April 30, 1999 by and between the following parties:

            o Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT");

            o Pastoria Energy Facility, LLC, a Delaware limited liability company of which ECT currently is the sole member ("PEF");

            o     Tejon Ranch Co., a Delaware corporation ("RanchCo");

            o Tejon Ranchcorp, a California corporation of which RanchCo is currently the sole shareholder ("Ranchcorp"); and

            o Pastoria Power Project LLC, a California limited liability company of which RanchCo and Ranchcorp currently are the sole members ("PPP LLC").

ECT and PEF are sometimes collectively referred to in this Agreement as the "Developer Interests." RanchCo, Ranchcorp and PPP LLC are sometimes collectively referred to in this Agreement as the "Tejon Interests". Other capitalized terms used in this Agreement have the meanings stated in Section 15 or the provisions there referred to.

                                    RECITALS

      A. PPP LLC is a special purpose entity which was formed by RanchCo and Ranchcorp to pursue the development of a merchant power plant to be located on a site (the "Project Site"), and utilizing easements on land, owned by Ranchcorp in Kern County, California (the "Project").

      B. On March 17, 1999, the California Energy Commission ("CEC") granted the application of PPP LLC to be excused from the requirement to file a notice of intention with respect to the Project under Section 25502 of the California Public Resources Code (the "NOI Exemption"), thereby authorizing PPP LLC to proceed directly with the filing of an application for certification of the Project (the "Project AFC") pursuant to Section 25523 of the California Public Resources Code.

      C. PEF and Ranchcorp have entered into an Option Agreement of even date herewith providing for (among other things) an Option in favor of PEF to lease the Project Site pursuant to the Ground Lease to be executed and delivered by PEF and Ranchcorp under the Option Agreement in the event the Option is exercised by PEF (the "Lease"). In addition to providing for the Lease, the Option Agreement also provides an Option in favor of PEF to obtain certain easements, including easements for gas, water and transmission lines and other utilities, necessary for the Project under the terms of the Easement Deed and Agreement to be executed and delivered by the parties under the Option Agreement in the event the Option is exercised by PEF (the "Easement Agreement").

      D. This Agreement is being entered into by the parties to provide for or clarify certain rights and obligations in addition to those set forth in the Option Agreement, the Lease and the
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Easement Agreement (which, together with this Agreement, are sometimes collectively referred to in this Agreement as the "Project Agreements").

      NOW THEREFORE, for valuable consideration the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Section 1.  Project Period

      The "Project Period" is the period which begins on the date of this Agreement and ends (i) in the event the Option is not exercised by PEF, on the Option Termination Date, or (ii) in the event the Option is exercised by PEF, on the last day of the Lease Term.

Section 2.  Obligations of the Developer Interests

      2.1 Preparation of the Project AFC. From and after the date of this Agreement, PEF will proceed in good faith with the preparation of the Project AFC in accordance with the schedule and budget ("AFC Schedule/Budget") set forth in Schedule 2.1. In the event the Option Period terminates prior to the filing of the Project AFC and in the event that, at that date, the Project AFC has not reached the stage of completion set forth for the month of termination in the AFC Schedule/Budget, then promptly after such termination PEF will pay PPP LLC an amount equal to the excess (if any) of (x) the cumulative budgeted amounts scheduled to be expended on the Project AFC through the month of termination as set forth in the AFC Schedule Budget, over (y) the actual amounts expended or committed on the Project AFC through the month of termination. The right of PPP LLC set forth in the preceding sentence is the sole right and remedy of the Tejon Interests for any breach of any obligation of either of the Developer Interests with respect to the Project AFC. Except as expressly set forth in this
Section 2.1, neither of the Developer Interests makes any representation, warranty or promise of any kind with regard to the Project AFC, including its sufficiency or suitability for any purpose.

      2.2 ECT Guarantee of Certain Obligations of PEF. ECT guarantees the full and timely performance when due of the following obligations of PEF:

      (i)   PEF's obligations under Section 2.1 of this Agreement;

      (ii)  PEF's obligations under Section 7.2(a) of this Agreement;

      (iii) PEF's obligations under Section 8.2 of this Agreement first required to be paid or performed prior to Financial Closing;

      (iv)  PEF's obligations under Section 2 of the Option Agreement;

      (v) PEF's obligations under Section 7.4 of the Option Agreement first required to be paid or performed prior to the Financial Closing Date;

      (vi) PEF's Obligations under Sections 3.2 and 3.3 of the Lease first required to be paid or performed prior to the earlier of the Financial Closing Date and the Commercial Operation Date;

      (vii) PEF's obligations under Section 13.1 of the Lease first required to be paid or performed prior to the Financial Closing Date; and


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     (viii) PEF's obligations under Section 14 of the Lease with respect to liens arising prior to the Commercial Operation Date.

      2.3 Nature of Obligations. The obligations of the Developer Interests under this Agreement are several and not joint. Except as expressly set forth in
Section 2.2, neither of the Developer Interests shall have any liability or obligation of any kind (and no matter what the theory) for any obligation of the other Developer Interest under this Agreement or any of the other Project Agreements; provided, nothing in this Section 2.3 relieves any party or other Person from any liability which the party or other Person would otherwise have under any applicable law pertaining to fraudulent conveyances or preferences.

Section 3. Obligations of the Tejon Interests.

      The "Project Development Period" is the period which begins on the date of this Agreement and ends (i) in the event the Option is not exercised by PEF, on the Option Termination Date, or (ii) in the event the Option is exercised by PEF, on the Commercial Operation Date.

      3.1 Political Support. During the Project Development Period, as reasonably requested by PEF and if PEF agrees in advance to pay the Tejon Interests' reasonable out-of-pocket costs incurred in connection therewith, the Tejon Interests will support the Project in appropriate political and regulatory forums, including, but not limited to, appearing before the CEC and the Kern County Board of Supervisors and assisting PEF in obtaining an FWS incidental take permit, provided the permits and agreements as structured by PEF are reasonable, are consistent with the Tejon Interests' reputations as the Tejon Interests may determine, and are not inconsistent with the terms of this Agreement or any of the other Project Agreements. The Tejon Interests acknowledge and agree that the construction and operation of a gas-fired electric generation plant approved by the CEC is and will continue to be consistent with their reputations for purposes of the preceding sentence. From and after the Commercial Operation Date and for the balance of the Project Period, none of the Tejon Interests will take any public position in opposition to the existence, operation or maintenance of the Project in accordance with the Final Project Decision, but shall have the right to oppose any modification of the Final Project Decision which is inconsistent therewith. Nothing in this Agreement shall prevent any of the Tejon Interests from opposing in any lawful manner the location of new transmission towers across the mountains on the Tejon Ranch south of the Project Site or the enlargement of the existing transmission towers (other than adding additional conductors/wires and associated hardware) in such location.

      3.2 Third-Party Real Estate Support. During the Option Period, as reasonably requested by PEF and if PEF agrees in advance to pay the Tejon Interests' reasonable out-of-pocket costs incurred in connection therewith, the Tejon Interests will assist PEF in securing easements, rights of way, encroachment permits, franchise agreements and other rights relating to real property owned by or leased to third parties as required for construction, operation and maintenance of the Project. After the Option Period, the Tejon Interests will provide such assistance if PEF agrees in advance to pay the Tejon Interests' reasonable out-of-pocket costs incurred in connection therewith and reasonable compensation to the Tejon Interests for such assistance.

      3.3 Marketing Support. During the Option Period, as reasonably requested by PEF and if PEF agrees in advance to pay the Tejon Interests' reasonable out-of-pocket costs incurred in connection therewith, the Tejon Interests will assist PEF in marketing direct service


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by the Project to the Wheeler Ridge-Maricopa Water Storage District ("WRM") and
California Department of Water Resources ("DWR") electric loads. After the Option Period the Tejon Interests will provide such assistance if PEF agrees in advance to pay the Tejon Interests' reasonable out-of-pocket costs incurred in connection therewith and reasonable compensation to the Tejon Interests for such assistance. The Developer Interests acknowledge that Ranchcorp employees participate on the Board of Directors of WRM and that the foregoing assistance shall not require that the Tejon Interests or their employees breach any fiduciary duty owed to WRM or violate any conflict of interest restrictions. In the event such marketing efforts succeed, the Tejon Interests will facilitate the direct service, but will not be obligated to incur any unreimbursed costs related thereto. To the extent such facilitation requires conveyance by Ranchcorp to PEF, DWR, or WRM of easements (additional to those initially included in the Easement Agreement), Ranchcorp will convey the required easements, and PEF will compensate Ranchcorp for the additional easements at the rate of $2.00 per foot per year, payable in advance annually. If DWR or WRM place lines for direct service within and along the California Aqueduct right of way, PEF will compensate Ranchcorp, or cause Ranchcorp to be compensated, at the rate of $0.50 per foot per year, payable in advance annually. PEF may prepay compensation at the applicable rate for the entire term of the easement, reduced to present value using the prevailing interest rate at the date of prepayment for 30-year U.S. Treasury bonds as the discount rate.

      3.4 Transaction Agreement Modifications. Prior to exercising the Option, PEF may propose modifications of this Agreement or the Lease or both. The parties agree to consider and negotiate in good faith mutually acceptable modifications which are reasonably required to facilitate the financing of the Project (including, without limitation, any required protection of a leasehold mortgagee's interest) under Outside Financing Agreements or as reasonably may be required to accommodate amendments, modifications or supplements to the Project AFC.

      3.5 RanchCo and Ranchcorp Guarantee of Certain Obligations. RanchCo and Ranchcorp each guarantee the full and timely performance when due of the obligations of each other, and of PPC LLC, under Section 8.4 of this Agreement.

      3.6 Nature of Obligations. The obligations of the Tejon Interests under this Agreement are several and not joint. Except as expressly set forth in
Section 3.5, none of the Tejon Interests shall have any liability or obligation of any kind (and no matter what the theory) for any obligation of any other Tejon Interest under this Agreement or any of the other Project Agreements; provided, nothing in this Section 3.6 relieves any party or other Person from any liability which the party or other Person would otherwise have under any applicable law pertaining to fraudulent conveyances or preferences.

Section 4. Joint Obligations of the Parties During the Project Development
           Period

      4.1 Labor Issues. Commencing no later than June 1, 1999, the parties will work jointly to obtain reasonable assurances that the Project will not be opposed by organized labor. PEF will reimburse the Tejon Interests for their reasonable out-of-pocket costs agreed by PEF in advance and incurred in such efforts.

      4.2 Monthly Meetings. The parties will meet at least monthly. At these meetings, PEF will report on the status of the development of the Project, its progress toward completion of the Project AFC including results of biological, archaeological, and geotechnical studies, and the


                                       4
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parties will coordinate their respective efforts in connection with the Project under this Agreement.

      4.3 Public Disclosure Obligations. The parties acknowledge the disclosure obligations of public companies under the federal securities laws. Upon execution of this Agreement and the other Project Agreements and from time to time thereafter, the Tejon Interests will issue press releases which will not state amounts paid or due to be paid to the Tejon Interests. Prior to issuance of each press release, the Tejon Interest issuing the same will provide PEF an opportunity to review and comment upon the release. With respect to disclosures required by securities laws or that may be required by stock exchange rules, the Tejon Interests will disclose the minimum information required to be disclosed under those laws and rules in the view of the Tejon Interests' auditors and counsel. Prior to each such disclosure, PEF will have an opportunity to review and comment upon the disclosure.

      4.4 Legal Opinions. Concurrently with the execution and delivery of this Agreement and each of the other Project Agreements:

      (i) The Tejon Interests will furnish the Developer Interests with an opinion of legal counsel acceptable to the Developer Interests substantially in the form of Schedule 4.4(i) with respect to the agreement(s) then being executed and delivered by any of the Tejon Interests; provided, the opinion to be furnished upon execution and delivery of the Lease and the Easement Agreement shall also extend to the matters covered in Sections 8.3(c) and (d) and may be subject to such additional assumptions and qualifications as are generally acceptable at the time for legal opinions in comparable commercial transactions in the State of California;

      (ii) The Developer Interests will furnish the Tejon Interests with an opinion of legal counsel acceptable to the Tejon Interests substantially in the form of Schedule 4.4(ii) with respect to the agreement(s) then being executed and delivered by either of the Developer Interests; provided, the opinion to be furnished upon execution and delivery of the Lease shall also extend to the matters covered in Sections 8.1(c) and (d) and may be subject to such additional assumptions and qualifications as are generally acceptable at the time for legal opinions in comparable commercial transactions in the State of California.

Section 5. Rights of the Developer Interests

      5.1 Exclusivity.

      (a) Other Projects. The term "Other Project" means any project other than the Project, wherever located, to generate electric energy for resale.

      (b) Other Facilities. The term "Other Facilities" means electric transmission lines or gas or water pipelines serving any Other Project, excluding any such electric transmission lines or gas or water pipelines whose owners and operations are regulated as public utilities by the PUC or which serve significant uses in addition to the Other Project. An Other Project is deemed served by an Other Facility if the Other Facility serves the Other Project directly or indirectly via interconnected facilities.


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

      (c) Obligations of Tejon Interests. Until the earliest of (x) the first anniversary of the Commercial Operation Date, (y) April 30, 2005, and (z) the Option Termination Date, none of the Tejon Interests will solicit, negotiate for, or commit to any agreement of any kind with respect to, or otherwise assist or participate in any way (whether as a supplier of rights in real property, as an equity participant or lender, or as a codeveloper or otherwise) in any Other Project or Other Facilities located or to be located on the Tejon Ranch.

      5.2 Control of Project Activities. Throughout the Project Period, PEF will have the exclusive right to pursue and control the development, licensing, financing, construction, supply, management and operation of the Project and the sale of its output and services (collectively, the "Project Activities"), all as PEF deems appropriate subject only to the express requirements of this Agreement and the other Project Agreements. Except as otherwise expressly provided in this Agreement or any of the other Project Agreements:

      (i) None of the Tejon Interests shall have any right of consultation, review or approval with respect to the Project or any of the Project Activities or any action taken or omitted, or proposed to be taken or omitted, by either of the Developer Interests in connection with any thereof;

      (ii) PEF may deal and contract with ECT and its Affiliates freely and without limitation or restriction of any kind and on such terms and conditions as PEF and ECT and such Affiliates deem appropriate; and

      (iii) Each of the Developer Interests may take or omit to take any action in connection with the Project or any of the Project Activities for any or no reason as it deems appropriate.

The phrase "deem(s) appropriate," when used in this Agreement or any of the other Project Agreements with respect to any decision, action or inaction by either of the Developer Interests or any of the Tejon Interests, means that the decision, action or inaction may be made or taken for any or no reason deemed appropriate in the sole discretion of the applicable Developer Interest or Tejon Interest and considering only its own interests and not the interests of any other Person (including, but not limited to, in the case of the Developer Interests, any of the Tejon Interests, and in the case of the Tejon Interests, any of the Developer Interests), subject only to any express requirements of this Agreement and any of the other Project Agreements.

The provisions of Sections 5.3 through 5.7 are illustrative of the rights of the Developer Interests set forth in this Section 5.2, but shall not be deemed to limit the generality of this Section 5.3 in any manner.

      5.3 CEC Proceedings. Throughout the Project Period, PEF shall have exclusive control of all proceedings before or involving the CEC with respect to the NOI Exemption, the Project AFC and otherwise in connection with the Project. From and after the date of this Agreement, each of the Tejon Interests will take such steps as reasonably may be requested by PEF to confirm these rights to the CEC.

      5.4 Contracts, Permits, Etc. Throughout the Project Period and subject only to PEF's obligations with respect to the Project AFC under Section 2.1, PEF will have the exclusive right to structure, negotiate and execute all applications, permits, letters of intent, agreements and other documents relating to the Project and any of the Project Activities with such parties and on such terms as PEF deems appropriate and, except in the case of letters of intent, agreements


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

and other documents to which any of the Tejon Interests is party, with no right of consultation, review or approval in favor of any of the Tejon Interests.

      5.5 Scheduling; Deployment and Marketing. During the Project Period, PEF will have exclusive control over the production, scheduling and marketing of energy, capacity and ancillary services available from the Project, and may market any or all of these items on such schedule and terms and to any Person (including ECT or its Affiliates) as PEF deems appropriate. Without limiting the generality of the foregoing, it is understood PEF is not obligated to operate the Project on any particular schedule or at all.

      5.6 Changes. Throughout the Project Period, PEF may from time to time and at any time defer, accelerate, temporarily terminate or permanently abandon any or all of the Project Activities in each case for any or no reason as PEF deems appropriate, subject only to the obligations of the Developer Interests under the Project Agreements.

      5.7 Project Financing. Unless ECT otherwise elects (which it may determine not to do for any or no reason as ECT deems appropriate: (i) the Project will be financed (if at all) only through project financing, and (ii) no such financing, nor any other financing relating in any way to the Project, will be supported in any way by the credit of ECT or any of its Affiliates (other than PEF). Nothing in this Section 5.7 nullifies, diminishes or affects the obligations of ECT set forth in Section 2.2 of this Agreement.

Section 6.  Transfer of Tejon Project Assets

      6.1 Tejon Project Assets. Effective as of the date of this Agreement, each of the Tejon Interests hereby assigns and transfers all of the following assets (the "Tejon Project Assets") to PEF to the extent transferable under applicable law and regulation:

      (i) All right, title and interest of any of the Tejon Interests in and to the NOI Exemption; and

      (ii) All right, title and interest of any of the Tejon Interests in and to all applications, permits, studies, analyses, plans, designs, correspondence and other materials pertaining to the development or licensing of the Project in whatever form or stage of completion which have been applied for or issued to any of the Tejon Interests or which are in the custody or control of any of them excluding those items which are described in Schedule 6.1(ii).

THE TEJON INTERESTS MAKE NO REPRESENTATIONS OR WARRANTIES (AND DISCLAIM ALL REPRESENTATIONS AND WARRANTIES WHICH MIGHT OTHERWISE BE IMPLIED BY LAW OR OTHERWISE) WITH RESPECT TO ANY OF THE TEJON PROJECT ASSETS (INCLUDING BUT NOT LIMITED TO THEIR SUFFICIENCY OR SUITABILITY FOR ANY PURPOSE), EXCEPT THAT COPIES OF EACH OF THE TEJON PROJECT ASSETS WHICH HAVE BEEN FILED WITH ANY GOVERNMENTAL AUTHORITY OR AGENCY HAVE BEEN PROVIDED TO THE DEVELOPER INTERESTS PRIOR TO THE DATE OF THIS AGREEMENT. Copies of all of the Tejon Project Assets not provided to the Developer Interests prior to the date of this Agreement will be so provided within 10 days after the date of this Agreement. From and after the date of this Agreement, the Tejon Interests will answer questions about and discuss the Tejon Project Assets as may reasonably be requested from time to time by either of the Developer Interests.


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

Section 7.  Rights of the Tejon Interests Upon Option Termination

      7.1 Reversion of Development Rights.

      (a) Option Termination Date. The "Option Termination Date" is the day on which the Option Period terminates without the Option being exercised.

      (b) Subsequent Development. From and after the Option Termination Date, the Developer Interests will be deemed to have abandoned all rights to develop the Project, and the Tejon Interests will have an unfettered right to pursue development of the Project or any other project on the Tejon Ranch in any manner they deem appropriate and without any further obligation to ECT or PEF except for (i) their obligations under this Section 7 and the assumption agreement to be entered into by them pursuant to Section 7.2(c), and (ii) any obligations of the Tejon Interests under this Agreement or any of the other Project Agreements which are required to be paid or performed after the Option Termination Date. From and after the Option Termination Date, ECT will take such steps as reasonably may be requested by any of the Tejon Interests to confirm the rights of the Tejon Interests under this Section 7.1(b) to the CEC.

      7.2 Transfer of PEF's Project Assets.

      (a) To Ranchcorp. Within 30 days after the Option Termination Date and upon payment of the amounts (if any) payable by the Tejon Interests under
Section 7.2(d) and delivery by the Tejon Interests of the assumption agreement referred to in Section 7.2(c), PEF will transfer to Ranchcorp or its designee any of the assets of PEF which are described in Section 7.2(b) and which the Tejon Interests have theretofore requested be transferred to Ranchcorp or its designee ("PEF Project Assets"). This transfer will be without representation, warranty, indemnity, covenant or other obligation of any kind, except as follows: (A) ECT and PEF will warrant (i) that PEF is the owner of the PEF Project Assets, and (ii) that the PEF Project Assets are free and clear of liens and encumbrances created by PEF or ECT. EXCEPT FOR THE WARRANTIES MADE PURSUANT TO THE PRECEDING SENTENCE, THE DEVELOPER INTERESTS MAKE NO REPRESENTATIONS OR WARRANTIES (AND DISCLAIM ALL REPRESENTATIONS AND WARRANTIES WHICH MIGHT OTHERWISE BE IMPLIED BY LAW OR OTHERWISE) WITH RESPECT TO THE PEF PROJECT ASSETS (INCLUDING BUT NOT LIMITED TO THE SUFFICIENCY OR SUITABILITY OF ANY PEF PROJECT ASSET FOR ANY PURPOSE).

      (b) PEF Project Assets. The Tejon Interests may select for transfer pursuant to Section 7.2(a) any of the following assets of PEF:

      (i) any emission reduction credits ("ERCs") (A) which the Tejon Interests request that PEF transfer pursuant to this Section 7.2(b), and (B) which, under applicable law and regulation and the terms of the ERCs, may be transferred to Ranchcorp (" ERCs");

      (ii) any option rights to acquire any ERCs (A) which the Tejon Interests request that PEF transfer pursuant to this Section 7.2(b), and (B) which, under applicable law and regulation and the terms of the option agreement, may be transferred to Ranchcorp (" Option Rights");

      (iii) PEF's rights in the Project AFC (if theretofore filed) and the Final Project Decision (if theretofore rendered) to the extent (if any) the terms thereof and applicable law and regulation permit those rights to be transferred to Ranchcorp ("CEC Assets"); and

      (iv) PEF's rights in and copies of any applications, permits, studies, analyses, plans, designs, correspondence and other materials (other than contracts and contract rights) pertaining to the development or licensing of the Project in whatever form or stage of completion which have been applied for or issued to PEF or which are in PEF's custody or control to the extent applicable law and regulation and any applicable contract obligations permit those rights to be transferred to Ranchcorp, excluding those items which are described in Schedule 7.2(b)(iv) ("Miscellaneous Rights").

      (c) Assumption of Obligations. On the date the PEF Project Assets are transferred to Ranchcorp or its designee ("Project Asset Transfer Date") and concurrently with the transfer of the PEF Project Assets, Ranchcorp will assume (under an assumption agreement in form reasonably acceptable to the parties) all obligations of PEF arising on or prior to the Project Asset Transfer Date pertaining to the PEF Project Assets, except for payments of amounts included in the Recognized Cost of the PEF Project Assets.

      (d) Payment by the Tejon Interests. On the Project Asset Transfer Date and concurrently with the transfer of the PEF Project Assets, the Tejon Interests will pay PEF an amount equal to the aggregate Recognized Cost of any ERCs and Option Rights included in the PEF Project Assets or such lesser amount (if any) as PEF in its sole discretion may elect to accept under this Section 7.2(d). The term "Recognized Cost," when used with respect to any PEF Project Asset, means all direct and indirect costs, expenses and liabilities of either ECT or PEF which were incurred to acquire the asset and which GAAP requires PEF or ECT to recognize for financial accounting purposes. In the event any of the Tejon Interests sells or otherwise transfers any ERCs or Option Rights included in the PEF Project Assets for cash or non-cash consideration in excess of the purchase price thereof as determined under this Section 7.2(d), the Tejon Interests shall promptly upon such transfer pay an amount equal to the excess to PEF.

      7.3 Subsequent Payment by the Tejon Interests. In the event that any of the Tejon Interests or any of their Affiliates should, at any time after the Option Termination Date, participate directly or indirectly in any way (whether as a supplier of interests in real property, as an equity participant or lender, or as a codeveloper or otherwise) in the development of a gas fired electric generation facility of 250 MW or more in the Central Valley watershed on Tejon Ranch land, and within a period of seven years from the Option Termination Date, the Tejon Interests will, upon closing of construction financing for that project, pay the Follow On Payment to PEF. The "Follow On Payment" is an amount equal to the aggregate Recognized Cost of all PEF Project Assets other than any ERCs or Option Rights included in the PEF Project Assets, plus interest on that amount at 10 percent per annum (without compounding) from the Option Termination Date to the date of payment of the Follow On Payment under this Section 7.3. The Tejon Interests will keep PEF apprised of the progress of their efforts in connection with any project in connection with which payment of the Follow On Payment may be required under this Section 7.3 as may reasonably be requested by PEF to determine the Tejon Interests' compliance with this Section 7.3.

      7.4 Acknowledgment. The parties acknowledge that their rights and obligations under this Section 7 arise only upon the Option Termination Date (if any) and not upon the occurrence of any other event (including but not limited to any prior sale or assignment of the Project or any interest therein).

Section 8. Representations and Warranties.

      8.1 Developer Interests. Each of the Developer Interests represents and warrants as to itself alone and not jointly with or as to the other that the following facts and circumstances are true and correct at the date of this
Agreement:

      (a) Organization. The Developer Interest is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation or organization.

      (b) Authority. The Developer Interest has all necessary power and authority to enter into this Agreement and (in the case of PEF) the Option Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken on its part to approve the execution and delivery of this Agreement and (in the case of PEF) the Option Agreement and the performance of its obligations hereunder and thereunder has been duly taken; provided, PEF is not authorized to exercise the Option without approval from ECT. ECT has not given this approval and may refuse to give it for any or no reason as ECT deems appropriate. However, PEF will obtain the approval before it exercises the Option.

      (c) No Violation. The execution and delivery of this Agreement and (in the case of PEF) the Option Agreement by the Developer Interest, and the performance of its obligations hereunder and thereunder, do not and will not (i) violate, or conflict with its obligations under, any contract to which it is a party or by which it is bound, or (ii) violate (and none of such obligations is void or voidable under) any law, regulation, order, arbitration award, judgment or decree to which it is a party or to which it is subject;

      (d) Authorizations and Consents. No authorization, consent or approval of, or notice to, any federal, state, county, local or foreign government, regulatory body or official not already obtained or given is required to be obtained or given in connection with the execution and delivery of this Agreement or (in the case of PEF) the Option Agreement by the Developer Interest or the performance of any of its obligations hereunder or thereunder.

      (e) Litigation and Claims. To the knowledge of the Developer Interest, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting any of the transactions contemplated by this Agreement or any of the other Project Agreements.

      8.2 Indemnity. Each of the Developer Interests will indemnify the Tejon Interests, and each of them, against all claims and losses which are incurred or suffered by any of the Tejon Interests directly or indirectly as a result of any inaccuracy in any representation or warranty of such Developer Interest in this Agreement or any of the other Project Agreements.

      8.3 Tejon Interests. Each of the Tejon Interests represents and warrants as to itself alone and not jointly with or as to the other that the following facts and circumstances are true and correct at the date of this Agreement:

      (a) Organization. The Tejon Interest is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation or organization.

      (b) Authority. The Tejon Interest has all necessary power and authority to enter into this Agreement and (in the case of Ranchcorp) the Option Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken on its part to approve the execution and delivery of this Agreement and the performance of its Obligations hereunder and thereunder has been duly taken.

      (c) No Violation. The execution and delivery of this Agreement and (in the case of Ranchcorp) the Option Agreement by the Tejon Interest, and the performance of its obligations hereunder and thereunder, do not and will not (i) violate, or conflict with its obligations under, any contract to which it is a party or by which it is bound, or (ii) violate (and none of such obligations is void or voidable under) any law, regulation, order, arbitration award, judgment or decree to which it is a party or to which it is subject.

      (d) Authorizations and Consents. No authorization, consent or approval of, or notice to, any federal, state, county, local or foreign government, regulatory body or official not already obtained or given is required to be obtained or given in connection with the execution and delivery of this Agreement or (in the case of Ranchcorp) the Option Agreement by the Tejon Interest or the performance of any of its obligations hereunder or thereunder.

      (e) Litigation and Claims. To the knowledge of the Tejon Interest, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting any of the transactions contemplated by this Agreement or any of the other Project Agreements.

      8.4 Indemnity. Each of the Tejon Interests will indemnify the Developer Interests, and each of them, against all claims and losses which are incurred or suffered by any of the Developer Interests directly or indirectly as a result of any inaccuracy in any representation or warranty of such Tejon Interest in this Agreement or any of the other Project Agreements.

Section 9. Confidentiality

      The Confidentiality Agreement dated November 11, 1998, between ECT and Ranchcorp is amended and restated to read as set forth in Schedule 9 to this Agreement.

Section 10.  Force Majeure

      10.1 Suspension of Performance. In the event that any of the parties shall be prevented from rendering substantial performance of any of its obligations under this Agreement or any of the other Project Agreements by reason of an Excepted Cause, then that party shall have the right to suspend the performance of those obligations to the extent (but only to the extent) the party has been prevented from substantially performing its obligations by such cause; provided, no party shall ever be entitled under this Section 10.1 to suspend its obligation to make any payment due to, or accruing in favor of, any other party; provided further, a party asserting a right to suspend performance by reason of an Excepted Cause must provide notice thereof to the other parties within fifteen (15) days of the commencement of the Excepted

Cause and if it fails to deliver timely notice, the date of the commencement of the Excepted Cause shall be deemed to have occurred no earlier than fifteen (15) days prior to the date notice is delivered.

Section 11.  Assignment

      11.1 Outright Assignments by the Tejon Interests. Upon notice to the Developer Interests, any of the Tejon Interests may at any time and from time to time assign any or all of its Project Agreement Rights (i) outright to any Affiliate of any of the Tejon Interests, and (ii) outright to any purchaser of the Tejon Ranch or any portion of the Tejon Ranch that includes the Project Site. Any assignment outright by any of the Tejon Interests of any interest in any of the Project Agreements shall be accompanied by an assignment to the assignee of an equal interest in each of the Project Agreements.

      11.2 Assignments by the Tejon Interests for Purposes of Collateral Security. Any of the Tejon Interests may at any time and from time to time assign any or all of its Project Agreement Rights for purposes of securing performance of any of its obligations. Any such assignment shall be subject to the rights of the Developer Interests under each of the Project Agreements. Any assignment for purposes of security by any of the Tejon Interests of any interest in any of the Project Agreements shall be accompanied by an assignment to the assignee of an equal interest in each of the Project Agreements.

      11.3 Outright Assignments by the Developer Interests.

      (a) In General. Subject to Sections 11.3(b) and (c), upon notice to the Tejon Interests, either of the Developer Interests may assign any or all of its Project Agreement Rights or any or all of its rights and interests in the Project and any improvements or personal property on the Leased Premises, and any member of PEF may assign or transfer any of its membership interest in PEF, outright to any Person. Notice of any such assignment or transfer shall be given to Ranchcorp at least 15 days prior to its consummation and shall include documentation that the assignment or transfer is not in violation of this
Section 11.3.

      (b) Project Agreements. Any assignment outright by either of the Developer Interests of any interest in any of the Project Agreements shall be accompanied by an assignment to the assignee of an equal interest in each of the Project Agreements.

      (c) Qualified Persons. At least a 25 percent interest in the Project must at all times be owned by a Person who or which is Qualified; provided, any Person taking title to any interest in the Project or PEF from a Project Financing Entity shall not be subject to this restriction. A Person shall be deemed to be "Qualified" at the date of the assignment if at that date (i) the Person is an Affiliate of ECT or any other Person in which ECT or any of its Affiliates holds an equity interest of no less than 25 percent, or (ii) the Person is a Project Financing Entity, or (iii) the Person is a Qualified Developer, or (iv) in the case of assignments made after exercise of the Option, the Person is a Qualified Owner.

      11.4 Assignments by the Developer Interests for Purposes of Collateral Security. Subject to and in accordance with the provisions of Schedule 11.4, either of the Developer Interests may at any time and from time to time assign any or all of its Project Agreement Rights and any or all of its rights and interests in the Project and any improvements or personal property on the Leased Premises for purposes of securing performance of any of its obligations to a Project Financing Entity. The rights and obligations of the parties, and of any secured party or parties, in connection with any such assignment, are specified in Schedule 11.4. Any assignment for purposes of security by either of the Developer Interests of any interest in any of the Project Agreements shall be accompanied by an assignment to the assignee of an equal interest in each of the Project Agreements.

      11.5 Related Definitions. As employed in this Agreement, the term:

      "Equity Owner," when used with respect to any Person, means any Person who owns or holds directly, or indirectly through one or more intermediaries, at least a 25 percent equity interest in the Person.

      "Project Agreement Rights" means any right or interest of any Person under this Agreement or any of the other Project Agreements, including but not limited to the leasehold estate and easement rights created in favor of PEF by the Lease and Easement Agreements.

      "Project Financing Agreements" means any documents or instruments relating to or evidencing or securing any Project Financing.

      "Project Financing Entity" means (a) any bank, financial institution or other Person at any time providing or participating (as lender, lessor, equity participant or otherwise) in any Project Financing, (b) any lender's special purpose foreclosure entity that is a holder of any right or interest under any Project Financing Agreement, and (c) any Person acting as trustee or agent for any such bank, financial institution or other Person in connection with any Project Financing.

      "Project Financing" means construction, long-term or other financing or refinancing (whether by publicly or privately placed debt or by lease or other mechanism) of all or any portion of the Project.

      "Qualified Developer," when used with respect to any Person means that at the date the Person first acquires an interest in the Project or PEF (a) the Person or one or more of its Affiliates, Equity Owners or General Partners has the expert, professional and technical capability required to arrange for (i) necessary government approvals for the Project, and (ii) the financing, construction, operation and maintenance of the Project, (b) the Person or one or more of its Affiliates, Equity Owners or General Partners has experience in developing, operating and maintaining or arranging for the operation and maintenance of, and arranging for financing for, gas-fired electrical generating projects with an aggregate capacity of three hundred (300) Mw or more, including at least one gas-fired electrical generating project with a capacity of at least one hundred ten (110) Mw, and (c) the Person and its Affiliates, Equity Owners and General Partners have a combined net worth in excess of $250 million.

      "Qualified Owner," when used with respect to any Person means that at the date the Person first acquires an interest in the Project or PEF (a) the Person or one or more of its Affiliates, Equity Owners or General Partners has the expert, professional and technical capability reasonably required to arrange for the construction, operation and maintenance of the Project, (b) that the Person or one or more of its Affiliates, Equity Owners or General Partners has experience in operating and maintaining or arranging for the operation and maintenance of gas-fired electrical generating projects with an aggregate capacity of three hundred (300) Mw or more, including at least one gas-fired electrical generating project with a capacity of at least one hundred ten (110) Mw, and (c) that the Person and its Affiliates, Equity Owners and General Partners have a combined net worth in excess of $100 million.

      11.6 Effect of Assignments. Any assignment of any Project Agreement Rights not expressly permitted by this Agreement or any of the other Project Agreements is prohibited. No assignment by any party of any of its Project Agreement Rights shall relieve the party from any of its obligations under this Agreement or any of the other Project Agreements. Any assignment by any party of any Project Agreement Rights other than an assignment under Sections 11.2 or 11.4 shall be accompanied by an unconditional assumption in writing by the assignee of all obligations of the assignor under the agreement under which the rights being assigned arise. Any purported assignment in violation of any of the provisions of this Section 11 shall be null and void and a material breach of this Agreement and the Lease.

Section 12.  Dispute Resolution

      12.1 Mediation of Disputes. If a dispute arises out of this Agreement or any of the other Project Agreements, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration or litigation as provided in this Agreement.

      12.2 Limited Rights to Resolve Certain Disputes by Arbitration.

            (a) Subject to the conditions specified in Section 12.2(c), a party may, upon its election, and after completion of mediation under Section 12.1 of this Agreement, require that disputes arising only out of the sections of this Agreement or other Project Agreements specified in Section 12.2(b), be settled by arbitration administered by the American Arbitration Association under its Arbitration Rules for the Real Estate Industry (or the Commercial Arbitration Rules of the American Arbitration Association if the American Arbitration Association determines that the dispute would more appropriately be decided by a commercial arbitration panel than by a real estate panel), excluding the Expedited Procedures set forth in such Rules except as provided in
                  Section 12.4. The locale for arbitration under this Section shall be Los Angeles.

            (b) The parties agree to arbitrate no disputes except the following (subject to the conditions specified in Section 12.2(c)):

                  (i) Disputes arising at any time arising out of Sections 3.1; 3.2; 3.3; 5; 6; 7.2; 7.3; or 11 of this Agreement.

                  (ii) Disputes arising at any time out of Sections 4; 6; 7; 8.2; 8.3; or 11.3 of the Option Agreement

                  (iii) Disputes arising at any time out of Sections 3.4(f); 5;
                        8; 9; 11; 12 or 22.8 of the Lease

                  (iv) Disputes arising at any time out of Sections 10 or 20 of the Easement Agreement.

                  (v) Disputes arising before the Commercial Operation Date arising out of Section 6 of the Lease.

                  (vi) Disputes arising before the Commercial Operation Date arising out of Sections 1; 5; 7; 8; 9; 11; or 12 of the Easement Agreement.

            (c) Conditions to arbitration: With respect to the disputes referred to in Section 12.2(b)(i) through and including (vi) (but not disputes subject to arbitration under Section 12.3), no party shall be entitled to make more than five demands for arbitration during the first five years following execution of the Project Agreement or during any succeeding five-year period. A party that does not elect to arbitrate a dispute under Section 12.2 shall have the right to commence an action in court consistent with Section 12.7 of this Agreement and in such event the dispute shall not be subject to arbitration unless prior to the filing of a pleading or motion responding to the complaint, and consistent with the limits upon arbitration imposed under Section 12.2, another party demands arbitration of the same dispute.

      12.3 Limited Rights to Resolve Certain Monetary Disputes by Arbitration. Without regard to the limitation stated in Section 12.2(c) on the number of arbitration demands, any dispute arising under this Agreement or any of the other Project Agreements in which the sole relief sought is a monetary award in an amount less than one million dollars ($1,000,000.00), shall be settled by arbitration administered by the American Arbitration Association under its Real Estate Arbitration Rules (or the Commercial Arbitration Rules of the American Arbitration Association if the American Arbitration Association determines that the dispute would more appropriately be decided by a commercial arbitration panel than by a real estate panel), excluding the Expedited Procedures set forth in such Rules except as provided in Section 12.4, provided, that claims for Rent under and as defined in the Lease are not subject to settlement by arbitration. The locale for arbitration under this Section shall be Los Angeles.

      12.4 Additional Provisions Concerning Arbitration. Arbitration conducted under Section 12.2 or Section 12.3 shall be subject to the following additional provisions: (a) The arbitration panel shall consist of three arbitrators who have not previously been employed or engaged by any party, and do not have a direct or indirect interest in any party or the subject matter of the arbitration. (b) Arbitrators shall be selected pursuant to the Expedited Procedures of the Real Estate Arbitration Rules (or the Commercial Arbitration Rules of the American Arbitration Association if the American Arbitration Association determines that the dispute would more appropriately be decided by a commercial arbitration panel than by a real estate panel). (c) The hearing shall be conducted on a confidential basis without continuance or adjournment. (d) Any offer made or the details of any negotiation of the dispute subject to arbitration shall not be admissible. (e) Each party shall be entitled to all rights and privileges granted by the arbitrators to the other party. (f) Each party shall be entitled to compel the attendance of witnesses or production of documents, and for this purpose, the arbitrators shall have the power to issue subpoenas in accordance with the law of the State of California. (g) Each party shall have the right (upon leave of the arbitrators) to take depositions and obtain other discovery of the scope and in the manner which the arbitrators deem reasonably necessary to the preparation and presentation of the party's case.
(h) The arbitrators shall have the power to impose on any party such terms, conditions, consequences, liabilities, sanctions and penalties as they deem necessary or appropriate (which shall be as conclusive, final and enforceable as their award on the merits) to compel or induce compliance with discovery and the appearance of, or production of documents in the custody of, any officer, director, agent or employee of a party or its independent contractors or subcontractors or any party which controls, is controlled by or is under common control with a party or its independent contractors or subcontractors. (i) The arbitrators are authorized to award reasonable attorneys' fees and costs, and the costs of arbitration including the fees charged by the arbitrators and by the American Arbitration Association, to any substantially prevailing party unless the arbitrators determine and state in their decision that they have determined that such an award is inappropriate. (j) The arbitrators are authorized to grant remedies and relief in accordance with the contract, subject to the provisions concerning remedies contained in Section 12.8 of this Agreement.

      12.5 Arbitral Awards. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction and is final and binding upon the parties except to the extent it may be challenged under law.

      12.6 Arbitration of Disputes. NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS SPECIFIED IN SECTIONS 12.2 AND 12.3 DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION 12. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION 12 TO NEUTRAL ARBITRATION.

      INITIALS:   PEF:           -----

                  ECT:           -----

                  RanchCo:       -----

                  Ranchcorp:     -----

                  PPP LLC:       -----

      12.7 Other Disputes; Venue. All controversies and claims other than those that may be settled by mediation under Section 12.1 or by arbitration under Sections 12.2 or 12.3 shall be resolved in Los Angeles County Superior Court or the federal district court for the Central District of California. All parties hereby affirmatively submit to and agree not to challenge such venue or the personal jurisdiction of such courts.

      12.8 Remedies. Specific performance is within the scope of the agreement of the parties and is among the remedies that may be granted, as determined by the arbitrators in an arbitral proceeding or the court in any judicial proceeding, to be appropriate. In an arbitral proceeding the arbitrators are not empowered to award, and in a judicial proceeding or arbitral proceeding the parties expressly waive any rights they may have to seek and obtain, any exemplary, punitive, special, and consequential damages. This Section 12.8 shall not limit a party's rights of indemnity in respect of claims by Persons who are not Affiliates of that party.

Section 13.  Acknowledgments of the Parties

      13.1 Acknowledgments of the Developer Interests. The Developer Interests hereby expressly acknowledge and agree as follows:

      (a) No Reliance. The Developer Interests have reviewed and had access to all documents, records and information which they have desired to review in connection with their decision to enter into this Agreement and the other Project Agreements, and to consummate the transactions contemplated hereby and thereby. The Developer Interests have not relied upon any representation, warranty, statement, advice, document, projection or other information of any type provided by any of the Tejon Interests or any of their representatives, except for those expressly set forth in or identified in this Agreement or any of the other Project Agreements. None of the Tejon Interests nor any of their representatives has made, or is making, any representation or warranty, written or oral, concerning any matter whatsoever, except as expressly set forth in this Agreement and the other Project Agreements. In deciding to enter into this Agreement and the other Project Agreements, and to consummate the transactions contemplated hereby and thereby, the Developer Interests have relied solely upon their own knowledge, investigation and analysis (and that of their representatives) and not on any disclosure made by, or any duty (asserted or unasserted) to disclose on the part of, any of the Tejon Interests or any of their representatives.

      (b) Limited Duties. Any and all duties and obligations which any of the Tejon Interests may have to any of the Developer Interests are limited to those expressly stated in this Agreement and the other Project Agreements. Neither the duties nor obligations of any of the Tejon Interests, nor the rights of the Developer Interests, shall be expanded beyond the express terms of this Agreement and the other Project Agreements on the basis of any legal or equitable principle or on any other basis whatsoever. Neither any equitable nor legal principle nor any implied obligation of good faith or fair dealing nor any other matter requires any of the Tejon Interests to incur, suffer or perform any act, condition or obligation contrary to the express terms of this Agreement and the other Project Agreements, which define the outer limit of what may be expected or required from the Tejon Interests under any and all circumstances, whether existing or not and whether foreseeable or unforeseeable. The Developer Interests acknowledge that it would be very unfair to increase any of the obligations of any of the Tejon Interests under this Agreement or any of the other Project Agreements on the basis of any implied obligation or otherwise.

      (c) No Such Relationships. Without in any manner limiting the generality of Section 13.1(b) or any other provision of this Agreement or any of the other Project Agreements, none of the Developer Interests or Tejon Interests is or shall be deemed to be in a relationship of partners or joint venturers with each other by virtue of this Agreement or any of the other Project Agreements or otherwise; nor shall any of them be an agent, representative, trustee or fiduciary of, or have any fiduciary obligations to, any of the other of them.

      13.2 Acknowledgments of the Tejon Interests. The Tejon Interests hereby expressly acknowledge and agree as follows:

      (a) No Reliance. The Tejon Interests have reviewed and had access to all documents, records and information which they have desired to review in connection with their decision to enter into this Agreement and the other Project Agreements, and to consummate the transactions contemplated hereby and thereby. The Tejon Interests have not relied upon any representation, warranty, statement, advice, document, projection or other information of any type provided by any of the Developer Interests or any of their representatives, except for those expressly set forth in or identified in this Agreement or any of the other Project Agreements. None of the Developer Interests nor any of their representatives has made, or is making, any representation or warranty, written or oral, concerning any matter whatsoever, except as expressly set forth in this Agreement and the other Project Agreements. In deciding to enter into this Agreement and the other Project Agreements, and to consummate the transactions contemplated hereby and thereby, the Tejon Interests have relied solely upon their own knowledge, investigation and analysis (and that of their representatives) and not on any disclosure made by, or any duty (asserted or unasserted) to disclose on the part of, any of the Developer Interests or any of their representatives.

      (b) Limited Duties. Any and all duties and obligations which any of the Developer Interests may have to any of the Tejon Interests are limited to those expressly stated in this Agreement and the other Project Agreements. Neither the duties nor obligations of any of the Developer Interests, nor the rights of the Tejon Interests, shall be expanded beyond the express terms of this Agreement and the other Project Agreements on the basis of any legal or equitable principle or on any other basis whatsoever. Neither any equitable nor legal principle nor any implied obligation of good faith or fair dealing nor any other matter requires any of the Developer Interests to incur, suffer or perform any act, condition or obligation contrary to the express terms of this Agreement and the other Project Agreements, which define the outer limit of what may be expected or required from the Developer Interests under any and all circumstances, whether existing or not and whether foreseeable or unforeseeable. The Tejon Interests acknowledge that it would be very unfair to increase any of the obligations of any of the Developer Interests under this Agreement or any of the other Project Agreements on the basis of any implied obligation or otherwise.

      (c) No Such Relationships. Without in any manner limiting the generality of Section 13.2(b) or any other provision of this Agreement or any of the other Project Agreements, none of the Developer Interests or the Tejon Interests is or shall be deemed to be in a relationship of partners or joint venturers with each other by virtue of this Agreement or any of the other Project Agreements or otherwise; nor shall any of them be an agent, representative, trustee or fiduciary of, or have any fiduciary obligations to, any of the other of them.

Section 14.  Miscellaneous

      14.1 No Brokers, Finders, Etc. Except as disclosed in Schedule 14.1, none of the parties has engaged any agent, broker, finder or investment or commercial banker in connection with the negotiation, execution or performance of this Agreement or any of the other Project Agreements or the transactions contemplated hereby or thereby. The Developer Interests shall indemnify the Tejon Interests and hold them harmless against and in respect of any claim for brokerage fees, commissions or other compensation incurred or owing due to any such engagement or alleged engagement by the Developer Interests. The Tejon Interests shall indemnify the Developer Interests and hold them harmless against and in respect of any claim for brokerage fees, commissions or other compensation incurred or owing due to any such engagement or alleged engagement by the Tejon Interests.

      14.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall pay their own fees and expenses incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Project Agreements.

      14.3 Complete Agreement; Waiver and Modification, Etc. This Agreement and the other Project Agreements constitute the entire agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings of the parties. There are no representations, warranties, covenants or conditions by or benefiting any party except those expressly stated or provided for in this Agreement and the other Project Agreements, any implied representations, warranties, covenants or conditions being hereby expressly disclaimed. Except as expressly provided in this Agreement, no Persons other than the parties to this Agreement have any rights or remedies under or in connection with this Agreement, except rights or remedies validly assigned hereunder. No amendment, supplement or termination of or to this Agreement, and no waiver of any of the provisions hereof, shall require the consent of any Person other than the parties hereto, nor shall any such amendment, supplement, termination or waiver be binding on a party to this Agreement unless made in a writing signed by such party. Except as expressly provided in this Agreement, no Persons other than the parties to any other Project Agreement have any rights or remedies under or in connection with that other Project Agreement, except rights or remedies validly assigned thereunder. No amendment, supplement or termination of or to any other Project Agreement, and no waiver of any of the provisions thereof, shall require the consent of any Person other than the parties to that other Project Agreement, nor shall any such amendment, supplement, termination or waiver be binding on a party to that other Project Agreement unless made in a writing signed by such party.

      14.4 Setoff. Each party shall be entitled to setoff against any payment which would otherwise be due and payable to any other party under this Agreement or any of the other Project Agreements, any amount due and payable to the party by the other party under any final judgment obtained by the party against the other party. No other setoffs are permitted.

      14.5 Communications. Whether expressly so stated or not, all notices, demands, requests and other communications required or permitted by or provided for in this Agreement or any of the other Project Agreements ("Communications") shall be given in writing to the parties at their respective addresses set forth below, or at such other address as a party shall designate for itself in writing in accordance with this Section:


         Developer             Enron  Capital  & Trade  Resources Corp.
         Interests:            101 California Street, Suite 1950
                               San Francisco, CA  94111
                               Attn:  David Parquet


         With a copy to:       Enron Capital & Trade Resources Corp.
                               1400 Smith Street, EB 3879
                               Houston, Texas  77002
                               Attn:  Sheila Tweed

         Tejon  Interests:     Tejon Ranchcorp
                               4436 Lebec Road
                               Lebec, CA 93243
                               Attn: General Counsel

         With a copy to:       Arnold B. Podgorsky
                               Michael Thompson
                               Wright & Talisman, PC
                               1200 G Street, N.W., Suite 600
                               Washington, D.C.  20005-3802

Communications may be transmitted (i) by personal delivery, (ii) by delivery by messenger, express or air courier or similar courier, and (iii) by delivery by United States first class certified or registered mail, postage prepaid. Except as otherwise provided in this Agreement, delivery or service of any Communication shall be deemed effective only upon receipt, and receipt shall be deemed to have occurred when the Communication was delivered to the specified address without regard to whether or not a representative of the addressee was present to receive the Communication; provided, any Communication delivered after 5:00 P.M. local time of place of receipt, or on a day other than a Business Day, shall be deemed received on the next succeeding Business Day.

      14.6 Law Governing. This Agreement and the other Project Agreements shall be interpreted in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws. This Agreement and the other Project Agreements shall each be given a fair and reasonable construction in accordance with the intention of the parties and without regard to, or aid of, Section 1654 of the California Civil Code.

      14.7 Headings; References; "Hereof," Etc. The Section headings and tables of contents in this Agreement and the other Project Agreements are provided for convenience only, and shall not be considered in the interpretation hereof or thereof. References in this Agreement to Sections or Schedules refer, unless otherwise specified, to the designated Section of or Schedule to this Agreement. Terms such as "herein," "hereto" and "hereof" refer to this Agreement as a whole.

      14.8 Successors and Assigns. This Agreement and the other Project Agreements shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto and thereto.

      14.9 Severability. If for any reason any provision of this Agreement or any of the other Project Agreements shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then that provision shall be ineffective only to the extent of that invalidity, illegality or unenforceability and in that jurisdiction only, without in any manner affecting the validity, legality or enforceability of the unaffected portion and the remaining provisions in that jurisdiction or any provision of this Agreement in any other jurisdiction.

      14.10 Survival of Representations and Warranties. Except as otherwise expressly provided in this Agreement or any of the other Project Agreements, all representations, warranties, covenants and agreements of the parties contained in this Agreement and the other Project Agreements shall be considered material and shall be effective and survive the execution and delivery of this Agreement and the other Project Agreements and the consummation of the transactions contemplated hereby and thereby notwithstanding any investigation of the matters covered thereby by or on behalf of any party benefited by any such representation, warranty, covenant or agreement or any knowledge (actual or constructive) on the part of any party benefited by any such representation, warranty, covenant or agreement as to the truth or accuracy (or falseness or inaccuracy) thereof.

      14.11 Further Assurances. From time to time and at any time after the execution and delivery hereof, each of the parties, at their own expense, shall execute, acknowledge and deliver any further instruments, documents and other assurances reasonably requested by another party, and shall take any other action consistent with the terms of this Agreement and the other Project Agreements that may reasonably be requested by another party to evidence or carry out the intent of or to implement this Agreement or any of the other Project Agreements.

      14.12 Statutory Filings. The Tejon Interests shall cooperate with the Developer Interests in preparing and filing on such schedule as shall reasonably be specified by the Developer Interests all information and documents deemed necessary or desirable by the Developer Interests under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement, including but not limited to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder.

      14.13 Counterparts; Separate Signature Pages. This Agreement and each of the other Project Agreements may be executed in any number of counterparts, or using separate signature pages. Each such executed counterpart and each counterpart to which such signature pages are attached shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

      14.14 Guarantee Provisions. In the event any obligation of a party under this Agreement shall be or be construed to be a guarantee of any obligation of any other Person, the provisions of Schedule 14.14 shall apply to such obligation.

Section 15.  Glossary

      AFC Schedule/Budget - Section 2.1.

      Affiliate - a Person who directly or indirectly controls, is controlled by or is under common control with another Person, or who directly or indirectly owns 25% or more of the voting power in such other Person, or of whose voting power such other Person (or a Person holding 25% or more of the voting power in such other Person) owns 25% or more. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Agreement - this Transaction Agreement, including the Schedules hereto, as originally executed and as modified thereafter from time to time in accordance with its terms.

      CEC - Recital B.

      CEC Assets - Section 7.2(b)(iii).

      Commercial Operation Date - Section 2.1 of the Lease.

      Communications - Section 14.4.

      deems appropriate - Section 5.2.

      Developer Interests - introductory paragraphs.

      DWR - Section 3.3.

      Easement Agreement - Recital C.

      ECT - introductory paragraphs.

      Equity Owner - Section 11.5.

      ERC Option Rights- Section 7.2(b)(ii).

      ERCs - Section 7.2(b)(i).

      Event of Default - any event of default under this Agreement or any of the other Project Agreements.

      Excepted Cause - (i) the expropriation, confiscation or requisitioning of any facility or other property; (ii) the imposition of generally applicable restrictions or generally applicable regulations by any government or governmental agency or by any court, not resulting in whole or in part from any action or activity in support of the adoption thereof by the party seeking to establish the same as an Excepted Cause; (iii) rationing or allocation imposed by law; (iv) executive or administrative orders or acts of either general or particular application of any de jure or de facto government or of any Person purporting to act under the authority of any such government; (v) illegality, by reason of the enactment of any applicable law or regulation at any time after the date of this Agreement, of any obligation of the party seeking to establish such event as an "Excepted Cause" and not resulting in whole or in part from any action or activity in support of the enactment thereof by the party seeking to establish the same as an Excepted Cause; (vi) war or preparation for war; (vii) acts of God (including ordinary storms and inclement conditions to the extent they cause delay in the safe and prudent performance of any obligation), earthquakes, hurricanes, typhoons, and floods, landslides, mudslides and lightning; (viii) strikes, lockouts or other labor disturbances; (ix) unavailability of power; (x) riots, insurrection, sabotage, blockades, embargoes and epidemics; (xi) such explosions, fires and vandalism as are the result of causes which are reasonably beyond the control of the party seeking to establish the same as an Excepted Cause; (xii) acts and omissions of the party not seeking to establish such event as an "Excepted Cause" (other than such acts and omissions, if any, as this Agreement or any of the other Project Agreements permits to be taken by that party in exercising any or all of its rights or duties under this Agreement or any of the other Project Agreements); (xiii) the short or late delivery to a party of services or materials required for the party's performance, where it is determined that the party's contracting for such items was expeditious and prudent, that the party has exercised due diligence in the performance of any acts required of the party with respect to such items, that the party has exercised due diligence in monitoring the acts and circumstances of the vendors of such items and that the party has exercised due diligence in expediting deliveries under the party's purchase contract or procuring equivalent substitute performance with respect to such items; (xiv) default in performance owed to a party under a subcontract where it is determined that the party's choice of the subcontractor was reasonable and prudent, that the party has exercised due diligence in the performance of any acts required of the party with respect to such subcontract, that the party has exercised due diligence in monitoring the acts and circumstances of such subcontractor, and that the party has exercised due diligence in expediting performance, avoiding such default or procuring equivalent substitute performance; and (xv) delays and nonperformance of carriers by land, sea or air where it is determined that the party's contracting for such services was expeditious and prudent, that the party has exercised due diligence in the performance of any acts required of the party with respect to such services, that the party has exercised due diligence in monitoring the acts and circumstances of such carriers, and that the party has exercised due diligence in procuring equivalent substitute performance; and (xvi) other causes similarly outside the reasonable control of a party.

      Excluded Miscellaneous Rights - Section 7.2(b)(iv).

      Final Project Decision - the CEC's final decision with respect to the Project AFC.

      Financial Closing - shall be deemed to have occurred when (i) PEF has entered into a contract for construction of the Project, and (ii) the first draw has occurred under any Outside Financing Agreement. The Financial Closing Date is the date on which these two conditions first are satisfied.

      Follow On Payment - Section 7.3.

      FWS - the U.S. Fish & Wildlife Service.

      GAAP - generally accepted accounting principles applied on a consistent basis, as set forth in authoritative pronouncements which are applicable to the circumstances as of the date in question. The requirement that such principles be applied on a "consistent basis" means that accounting principles observed in the period in question are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

      General Partner - any Person who is a general partner of another Person.

      Lease - Recital C.

      Lease Term - the initial term and any extended term of the Lease.

      Leased Premises - the real property which is subject to the Lease or any of the Easement Agreements.

      NOI Exemption - Recital B.

      Option - Section 1.3 of the Option Agreement.

      Option Agreement - that certain Option Agreement, dated as of the date of this Agreement, between Ranchcorp and PEF, as originally executed and as amended from time to time thereafter in accordance with its terms.

      Option Period - the Option Period as defined in Section 3 of the Option Agreement.

      Option Rights - Section 7.2(b)(ii).

      Option Termination Date - Section 7.1(a).

      Outside Financing Agreements - agreements by one or more Persons who are not Affiliates of ECT to provide debt or equity financing for at least one third of the funds PEF estimates will be required to finance the engineering and construction of the Project and associated procurement and payment of PEF's expenses prior to the Commercial Operation Date.

      PEF - introductory paragraphs.

      PEF Project Assets - Section 7.2(a).

      Person - an individual, or a corporation, partnership, limited liability company, trust, association or other entity of any nature, or a governmental agency.

      PPP LLC - introductory paragraphs.

      Project - Recital A.

      Project Activities - Section 5.2.

      Project AFC - Recital B.

      Project Agreement Rights - Section 11.5.

      Project Agreements - Recital D.

      Project Asset Transfer Date - Section 7.2(c).

      Project Development Period - Section 3.

      Project Financing - Section 11.5.

      Project Financing Agreements - Section 11.5.

      Project Financing Entity - Section 11.5.

      Project Period - Section 1.

      Project Site - Recital A.

      PUC - the California Public Utilities Commission.

      Qualified - Section 11.3(c).

      Qualified Developer - Section 11.5.

      Qualified Owner - Section 11.5.

      RanchCo - introductory paragraphs.

      Ranchcorp - introductory paragraphs.

      Recognized Cost - Section 7.2(d).

      Tejon Interests - introductory paragraphs.

      Tejon Project Assets - Section 6.1.

      Tejon Ranch - the approximately 270,000 acres of real property in Kern and Los Angeles counties currently owned by Ranchcorp and known as The Tejon Ranch.

      Transaction Agreement  Modifications - Section 3.4.

      WRM - Section 3.3.

      IN WITNESS WHEREOF, the parties have executed this Agreement.


ECT:                                  ENRON CAPITAL & TRADE RESOURCES CORP.


                                      By:
                                         -------------------------------------
                                         David Parquet
                                         Vice President


PEF:                                  PASTORIA ENERGY FACILITY LLC,
                                      a Delaware limited liability company

                                      By: Enron Capital & Trade Resources Corp.,
                                      its sole member

                                      By:
                                         -------------------------------------
                                         David Parquet
                                         Vice President


PPP LLC:                              PASTORIA POWER PROJECT, LLC

                                      By: TEJON RANCHCORP,
                                      its manager and member

                                         By:
                                            ----------------------------------
                                            Dennis Mullins
                                            Vice President


RANCHCORP:                            TEJON RANCHCORP,
                                      a California corporation

                                       By:
                                          -------------------------------------
                                          Dennis Mullins
                                          Vice President


RANCHCO:                               TEJON RANCH CO.

                                       By:
                                          -------------------------------------
                                          Dennis Mullins
                                          Vice President

                                  Schedule 2.1

                               AFC Schedule/Budget

                                 Schedule 4.4(i)

                           Form of Tejon Legal Opinion

                                Schedule 4.4(ii)

                            Form of ECT Legal Opinion

                                Schedule 6.1(ii)

                    Items Which Are Not Tejon Project Assets

                               Schedule 7.2(b)(iv)

                     Items Which Are Not PEF Project Assets

      1. Any matter protected by the attorney-client privilege or the attorney work product doctrine.

      2. Any material to, from or providing information about the activities (actual or proposed) of ECT or any of its Affiliates other than the Project or arrangements (actual or proposed) between ECT and any of its Affiliates in connection with the Project.

      3. Rights pertaining to proprietary models of ECT or any of its Affiliates pertaining to energy project evaluation, energy or natural gas price curves or projections and other economic predictive models.

                                   Schedule 9

                 Amended and Restated Confidentiality Agreement

                                    [to come]

                                  Schedule 11.4

                  Collateral Assignments by Developer Interests
                           And Rights of their Lenders

                                  Schedule 14.1
                             Brokers, Finders, Etc.

        The Developer Interests have engaged Joe Path and Allan Thompson.

                                 Schedule 14.14
                             Guarantor Waivers, Etc.

                                    [to come]